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                                                                   EXHIBIT 23(c)





                        CONSENT OF PRICE WATERHOUSE LLP





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                       CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 pertaining to the Gwinnett Bancshares, Inc. Stock Option Plan (the "Plan") to be assumed by Bank South Corporation (the "Company") in connection with the merger of Gwinnett Bancshares, Inc. with and into the Company, of our report dated January 16, 1992, relating to the consolidated statements of operations, of cash flows and of changes in shareholders' equity for the year ended December 31, 1991 of Bank South Corporation and its subsidiaries appearing in the 1993 Bank South Corporation Annual Report to Shareholders, which has been incorporated by reference in the Annual Report on Form 10-K of Bank South Corporation for the fiscal year ended December 31, 1993.



PRICE WATERHOUSE LLP


Atlanta, Georgia
February 21, 1995